UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 19, 2013

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii
(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813 – Hawaiian Electric Industries, Inc. (HEI)
900 Richards Street, Honolulu, Hawaii  96813 – Hawaiian Electric Company, Inc. (Hawaiian Electric)
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - HEI
(808) 543-7771 - Hawaiian Electric

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities

On December 19, 2013, HEI made an equity contribution to Hawaiian Electric, its wholly-owned subsidiary, in order for Hawaiian Electric to maintain a balanced capital structure.  Hawaiian Electric’s proceeds from its sale of common stock to HEI will be used for the reimbursement of funds used for the payment of capital expenditures.

To effect the equity contribution, Hawaiian Electric issued 763,841 shares of its common stock to HEI for an aggregate amount of $78.5 million.  The issuance was made in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act of 1933.

Item 8.01. Other Events

On March 19, 2013 and March 20, 2013, HEI and JPMorgan Chase Bank, National Association, London Branch, as forward purchaser, entered into forward sale agreements (Forward Agreements) covering the issuance and sale of an aggregate of 7,000,000 shares of HEI common stock, which included an over-allotment of 900,000 shares. The terms of the Forward Agreements permit HEI to satisfy all or a portion of its obligations by physical delivery of HEI common stock. See HEI’s Form 8-K filed on March 25, 2013 for a more detailed discussion of the equity forward transaction.

On December 19, 2013, HEI settled a portion of its obligations under the Forward Agreements by physically delivering 1,300,000 shares of HEI common stock and receiving cash proceeds of $32.1 million. The forward sale price was the initial public offering price of $26.75, less the underwriters’ discount and adjustments in accordance with the terms of the Forward Agreements.  The proceeds were used to partially fund the equity contribution to Hawaiian Electric described in Item 3.02 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ James A. Ajello	/s/ Tayne S. Y. Sekimura
James A. Ajello	Tayne S. Y. Sekimura
Executive Vice President and	Senior Vice President and
Chief Financial Officer	Chief Financial Officer
(Principal Financial and Accounting	(Principal Financial Officer of
Officer of HEI)	Hawaiian Electric)
Date: December 19, 2013	Date: December 19, 2013

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